EXHIBIT 10.4

Project Agreement No. 01

Date: as per last signature date

Parties

1.	Novotech (Australia) Pty Limited ACN 071 874 881 of Level 19, 66 Goulburn Street, Sydney NSW 2000, Australia (Novotech)

2.	Lexaria (AU) Pty Ltd ACN 679 491 920 C/- Suite 1, Level 3, 62 Lygon Street, Carlton South VIC 3053, Australia (Sponsor)

Background

A

On August 28, 2024, Novotech and Sponsor entered into a Master Services Agreement (MSA) pursuant to which Novotech will provide services to support clinical trials to Sponsor as agreed in a ‘Project Agreement’ (as defined in the MSA) from time to time

B

The Sponsor requests Novotech agrees to provide, the services set out in this Project Agreement on the terms of the MSA for the study "DehydraTECH Cannabidiol alone and in combination with glucagon-like peptide 1 agonists in pre- and Type II Diabetes" (GLP-1-H24-4) (Study).

C	This Project Agreement commences on the date the last Party signs the Project Agreement.

D

Novotech has been providing services to Sponsor in relation to the study under the terms of the Start Up Agreement (SUA). The parties agree that this Project Agreement supersedes the SUA and includes all services to be provided by Novotech in relation to the Study.

The Parties hereby agree as follows:

1.	Incorporation of terms of the MSA

This Project Agreement incorporates the terms of the MSA as if set out in full. Unless otherwise defined, capitalised terms/milestones have the meaning given to them in the MSA.

2.	Services

2.1

The Parties agree that Novotech will provide the services to the Sponsor as set out in Schedule 1 hereof (Services) for the Professional Fees and contingent upon timely payment of the undisputed Security Deposits, Hosting Fees, and Pass Through Costs (as defined in clause 3.1 below).

2.2

For clarity, if Parties have executed a LOI/SUA in relation to the Study, the activities conducted under such agreement including out-of-scope activities approved by the Sponsor shall have been reconciled under the Schedule to this Project Agreement.

3.	Key Assumptions

3.1

The Budget for the Services (which includes the Total Direct Fees, estimated expenses and estimated pass through costs to third parties which may include without limitation vendors (such as alliance partner CROs), sites and investigators (Pass Through Costs) and is attached at Schedule 2) is derived from the Study Assumptions and Responsibilities set out in Schedule 1 hereof (together, Key Assumptions).

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3.2	The Parties agree that the Key Assumptions accurately reflect the Study parameters and the Services to be performed under this Project Agreement as at the date of this Project Agreement.

3.3

If the Sponsor instructs Novotech that there are changes to the Key Assumptions or additional tasks are required to provide the Services as contemplated as at the date of this Project Agreement, Novotech will revise the Budget to reflect such changes and seek Sponsor’s approval of the same. Once the changes to the Key Assumptions and corresponding Budget amendments are agreed, the Parties will execute a Change Order to amend the Project Agreement to reflect the agreed changes.

3.4	Each Party agrees that time is of the essence for the Study and will align their objectives and timing for the Study.

4.	Payment

4.1	Payment and invoicing terms are included in the MSA. Invoices to Sponsor will be sent to:

[**][1]
Lexaria (AU) Pty Ltd
Suite 1, Level 3, 62 Lygon Street, Carlton South, VIC 3053, Australia.

With a copy sent to the attention of Jessica Bauer at accounting@lexariabioscience.com

4.2

Parties agree that Total Direct Fees, Security Deposit and Pass Through Costs are exclusive of any sales, use, excise, services, value added tax, goods and services tax, or any similar taxes which will be added to the payments and invoices to the Sponsor where applicable, according to local tax laws.

4.3	Security Deposits

(a)	In accordance with clause 14.7 of the MSA, the Parties agree that for this Project Agreement, the agreed Security Deposit payable by the Sponsor to Novotech is:

i.	[**][2]% of the Total Direct Fees; and

ii.	[**][3]% of all estimated total Pass-Through Costs.

4.4	Pass Through Costs

(a)

All Pass Through Costs to third parties which may include without limitation vendors, sites and investigators are estimates. Local phone/stationery/photocopy costs are invoiced at a flat fee of AUD$70 per site per month.

(b)

Novotech will issue Sponsor monthly invoices during the term of this Project Agreement for Pass Through Costs incurred that month. Should any Pass Through Costs be billed using a currency other than AUD$, Novotech will use the applicable exchange rate as at the date of invoice to convert such amounts to AUD$.

___________________________

1 Redacted information regarding contact person and email for privacy reasons.

2 Redacted so CRO can maintain competitive negotiations with other sponsors.

3 Redacted so CRO can maintain competitive negotiations with other sponsors.

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4.5	Change in Scope

(a)

As set out in clause 4.3 of the MSA, the Parties have agreed to use an informal change in scope process whereby an authorised representative of the Sponsor may approve additional or amended services up to an agreed threshold value by email via the process set out below.

(b)	If additional services are requested by the Sponsor that result in a change in scope or budget increase of less than or equal to AUD $100,000.00 (Agreed Change Value):

i.	Novotech will submit in writing the additional or amended services and a cost estimate of those additional or amended services (Change in Scope) for approval by Sponsor;

ii.	Sponsor will advise their authorized representative who is authorized to approve the Change in Scope via email;

iii.

Upon approval by an authorized person of the Sponsor, the Change in Scope is agreed as binding on the Parties such that Novotech is authorized by the Sponsor to commence those services and Sponsor agrees to be responsible and liable for the costs associated with such Change in Scope;

(c)

The approved Change in Scope will be incorporated into a Change Order to the Project Agreement (as defined in the MSA) upon the earlier of either: (i) if any change to the Services has reached the Agreed Change Value (or cumulatively adding up to that value); or (ii) approximately 3 months from the commencement of work of the earliest Change In Scope which is not yet incorporated into a Change Order; or (iii) upon completion of Services; or (iv) if the Master Agreement and/or Project Agreement terminates for any reason. Upon execution of the Change Order, Novotech will invoice accordingly for the Change in Scope.

	(d)	The Parties agree to negotiate any proposed Change in Scope expeditiously and in good faith so as not to impact the progress of the Services or cause administrative burden to either Party.

4.6	Inflation

(a)

Once in every twelve (12) calendar months, on the anniversary of the effective date of each Project Agreement, Novotech may, with 30 days’ written notice, increase all remaining Professional Fees under that Project Agreement by the weighted average of the applicable Consumer Price Index of the country(ies) where the Services are being performed (proportionate to the scope of Services being provided in each country), or four percent (4%), whichever is lower. Such increase(s) shall be applied on a cumulative basis.

5.	Payment Schedule

5.1	If the Professional Fees are unitised or are at agreed time and materials rates as per Schedule 3, Novotech will issue the Sponsor monthly invoices for the Professional Fees rendered during the month.

5.2

In the event that there are some sites that are not initiated, then any fees for sites initiated, will be based on an adjusted number of sites actually initiated. Sites initiated means sites fully open for enrolment with all set up activities complete.

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5.3

Pursuant to the payment of the Professional Fees, Novotech will use its best endeavours to provide the Services as contemplated by the Key Assumptions or other such data as agreed by the Sponsor in writing.

6.	Early termination

6.1

If the Study or this Project Agreement is terminated before all Services have been performed, the Parties agree that they will review the Total Direct Fees incurred for Services performed to the date of termination and Sponsor will pay Novotech for any properly performed Services completed, as well as any Pass Through Costs (subject to Novotech’ s duty to mitigate the same) accrued or incurred (as the case may be) and owing as at the date of termination and any non-cancellable costs.

7.	General

7.1	Power, Authority and valid execution

(a)	Each of the parties represents and warrants that:

i.	it has full power and authority to execute this Agreement;

ii.	its constituent documents have been compiled with regarding execution;

iii.	its signatory (or signatories) has been duly authorized to execute this Agreement; and

iv.	this Agreement has been duly executed by it.

	(b)	Each Party agrees this Agreement is a legal and binding agreement enforceable by it in accordance with its terms.

7.2	Counterparts

This Agreement may be executed in any number of counterparts, whether digital or wet-ink. All counterparts taken together constitute one instrument. Signatures transmitted by e-mail transmission or in read-only digital files, including electronic signatures, have the same force and effect as original signatures.

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Executed as an Agreement

Signed for and on behalf of Novotech (Australia) Pty Limited ACN 071 874 881 by its authorised representative: /s/ Barry Murphy	Signed for and behalf of Lexaria (AU) Pty Ltd ACN 679 491 920 in accordance with Section 127 of the Corporations Act 2001 (Cth): /s/ John Docherty
Signature	Signature of Director
Name (print) Barry Murphy	Name (print) John Docherty
Title: CCO	Date: Nov. 29, 2024
Date: Dec. 2, 2024	Signature of Director /s/ Janice Henrichs
Name (print) Janice Henrichs
Date: Dec. 2, 2024

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Schedule 1 Scope of Services

Responsibilities Overview

Services - Responsibilities Overview	Lexaria	Novotech
Clinical		X
Regulatory		X
Project Management		X
Medical Monitoring		X
Data Management		X
Biostatistics		X
Medical Writing		X
PVG- Global management		X
SOPs being followed		Novotech's
CTMS		Veeva Vault
eTMF		Veeva Vault
EDC		Medidata®

Timelines

Timelines	Months	Approximate Timeline
Project Start Date	15-Jun-24	Start Date	End Date
Protocol/IB Writing (Pre-Start-Up)	[**]	[**]	[**]
Start up	[**]	[**]	[**]
Recruitment (FSFV to LSFV)	[**]	[**]	[**]
Treatment	[**]	[**]	[**]
Close-Out	[**]	[**]	[**]
Duration of Project	[**]	[**]	[**][1]

Region- Site- Subject Strategy

REGION	Australia (AU)
Site Identification/Feasibility	7 Site IDs
Site Selection Visits- on site	5 SSVs
Site Selection Visits- phone/remote	2 SSVs
# Selected Sites	7 sites
# Selected Competent Authority Submission/ Application Sites	1
Randomised/ Enrolled Subjects	80 subjects

__________________________________

1 The number of months, start and end dates for the Timelines section has been redacted to preserve confidentiality.

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SDV %	SDV Rate (mins/page)
100%	3.5

Monitoring Visits

Interim Monitoring Visits (Recruitment -Treatment)			Remote Monitoring visits
Approx. Frequency: weeks	# Total IMVs Rec-Tx	Total # Days on Site
12	21	57	35.00

Project Management

Project Management	Assumptions/ Responsibilities
Number of Novotech Project Managers assigned	1	Novotech will appoint a suitably experienced Project Manager to oversee the project. The PM is responsible for ensuring all aspects of the project are managed within the scope of this agreement
PM Location	APAC	APAC: Asia Pacific
Number of Clinical Leads assigned	1	Novotech will appoint a suitably experienced Clinical Lead to oversee the project.
Project and Operational Plan Development	Full Development

Project and Operational Plans required to manage the Study will be prepared according to Novotech SOPs and will be submitted to the Sponsor for review and approval, including Project and Communication Plan, Clinical Monitoring Plan, Risk Management Plan, Protocol Deviation Management Plan.

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Regulatory

Regulatory	Assumptions/ Responsibilities
Act as local Sponsor	Yes

Act as a local sponsor where required by local regulation or law.  Associated tasks include submitting Clinical Trial Applications to Competent Authority and entering into local Clinical Trial Agreements (where a local entity is required).

Regulatory/ Competent Authority Submissions	Yes

In regions of regulatory responsibility noted in above table, our dedicated regulatory teams will prepare and submit regulatory authority/ competent authority applications in accordance with local regulations requirements and address queries and comments related to such submissions. Novotech will coordinate each step of the submission, review and approval process in close collaboration with the study sponsor.

IRB/ IEC Submissions	Yes

Novotech dedicated regulatory teams will prepare and submit IRB/IEC applications in accordance with local regulations requirements and address queries and comments related to such submissions. Novotech will coordinate each step of the submission, review and approval process in close collaboration with the study sponsor.

Master ICF Template Development	Yes

Novotech will develop, finalise and QC the Master Protocol ICF template, and any additional study specific ICF templates (e.g. sub-study, biomarker, genetic testing and/or assent documents) according to ICH-GCP

Total # of Master Study Specific ICF Templates	1	Total includes any sub-study, biomarker, genetic testing and/or assent ICF documents
Regional Adaption of ICF Templates	Yes

Adaption of the Master Protocol ICF template(s) into region specific ICF template(s) and prepare supplemental ICF templates as per regional regulatory requirements. Total number of region specific ICF templates to be prepared as indicated

Clinical Trial Registry Application and Maintenance	Yes

Novotech will register the Study in local registries (if not centrally registered) and maintain the study information up to date in register. Communicate central registration details to local IRBs/IECs and provide local site information for central study registration.

Meeting Specifications

Meetings	Meeting Detail	Duration (hours)	Attendees
Kick-off Meeting	Virtual	4	PM, PS, CL(APAC), CDM, Statistician, MM, PV, MW, CRA, RSA	Novotech personnel will assist with the preparation of and presentation at a 4 hrs Kick-of Meeting as agreed with Sponsor.
Investigator Meeting	Virtual	2	PM, PD, PS, CL(APAC)	Assist with the preparation of and presentation of an investigator meeting. Novotech team members will attend the meeting as agreed with Sponsor.
CRA Training Meeting	Virtual	4	PM, PS, CL(APAC), CTA, MM, PV, CRA	Attend a one-day study team training meeting as agreed with Sponsor.
Client Teleconferences - Start up	Weekly	1.5	PM, PS, CL(APAC)
Client Teleconferences - Recruitment	Weekly	1	PM, PS, CL(APAC)
Client Teleconferences - Treatment	Weekly	1	PM, PS, CL(APAC)
Client Teleconferences - Close	Weekly	1	PM, PS, CL(APAC)

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Clinical Monitoring and Site Management

Clinical Monitoring and Site Management	Assumptions/ Responsibilities
Anticipated IMV Frequency Rec- Tx Period	12

Novotech personnel will conduct a visit to each site in accordance with the requirements and frequency set out and agreed in the CMP and as per Novotech’s SOPs.  A Monitoring Visit Report will be prepared and submitted to the Sponsor in accordance with Novotech SOPs.

Estimated CRF pgs/ subject	125
SDV %	100%
Screen failure rate	20%
# SAEs (Initial/ Follow up)	8/16	Where required per local regulation, Novotech will assist site staff to submit SAEs, SUSARs, periodic reports and DSURs to the IRB/ IEC and Competent Authorities.
# SUSARs (Initial/ Follow up)	1/2
Site budget negotiation and contracting	Yes

 Novotech will enter into local Clinical Trial Agreements and provide locally required indemnities to sites subject to it receiving the same indemnity from the Sponsor.  In collaboration with Sponsor, Novotech will negotiate Study budgets with sites.   If Sponsor wishes to utilise their CTA template(s), Novotech legal will provide feedback and amend Sponsor's CTA template in accordance with general regulatory requirements and site's preferred options for each county where the study will be carried out. Novotech will administer payments to sites according to the terms of the final CTAs with sites, and per the terms outlined in the MSA.

Administer site payments	Monthly

Vendor Management

Vendor Management	Syntro Lab	Sonic Lab	Safety Lab Vendor
# of vendors	1	1	1	Identification of suitable vendor(s) from our Novotech approved suppliers list or other sources. Evaluate suitability for current project and obtain an initial quote for Sponsor's review.
Vendor Identification	Yes	Yes	Yes
Vendor Contracting	Yes	Yes	Yes
Vendor Management	Yes	Yes	Yes

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Data Management

Data Management	Assumptions/ Responsibilities
Randomisation	EDC Randomization System	EDC = Setup of IWRS/IXRS/Randomization module in the EDC system including EDC Randomization configuration following generation and approval of the randomization schedules by the sponsor.
Trial Supply Management (IP Dispensation Management)	Yes

The Trial Supply management [also called IP dispensation module] will be built in the EDC tool using the final specifications document.  Novotech will implement the Trail Supply Management in the specified module of the EDC system according to Sponsor approved Specifications Document. Medication list(s) will be generated used by the RTSM system for subject drug assignments. RTSM setup and design will be fully tested and validated prior to study initiation. It is assumed that the Sponsor’s authorized personnel will perform User Acceptance Testing (UAT) of the system prior to go live date. Novotech will provide IP supply inventory management.  This will focus on clinical site requirements using system functions for re-supply variables, protocol-specific subject prediction algorithms (visit and/or randomization projections) and expiration date parameters. The level and concept of IP supply management will be determined and outlined in the Supply Management Plan and Specifications Document.  Novotech will only assist and coordinate data integrations with other clinical systems (CTMS, EDC, etc.). This will not include any 3rd party costs, licencing or ongoing fees. Novotech will provide IP supply inventory management.  This will focus on clinical site requirements using system functions for re-supply variables, protocol-specific subject prediction algorithms (visit and/or randomization projections) and expiration date parameters. The level and concept of IP supply management will be determined and outlined in the Supply Management Plan and Specifications Document. Novotech will provide a final data transfer of any required data to the Sponsor at the completion of the study.

Unique CRF pages	25	Design of the electronic CRF (eCRF) using Medidata®, a validated web based EDC software system which is FDA 21 CFR Part 11 compliant.
Total CRF pages/ subject	125

Data discrepancy and query management will be performed consistently throughout the clinical study, and in accordance with all appropriate guidelines related to programmed edit checks and manual checks. Once the site has responded to queries, the Clinical Data Manager or designee will review the response or action taken and either close the query or re-query.  This will include discrepancies arising from manual data review, medical coding and external data reconciliation.

Total # Subjects	80
Total CRFs	10000

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Data Management	Assumptions/ Responsibilities
Query rate	10%
Medical Coding	1,920

Data coding of Adverse Events, Medical History and Concomitant Medications is carried out in Medidata. Coding failures will be queried or sent to Sponsor for resolution. The MedDRA dictionary will be used for Adverse Events and Medical History coding and the WHODrug dictionary will be used for Concomitant Medication coding. Novotech will code Adverse Events and Medical History terms to the Preferred Term (PT) and will also link to the System Organ Class (SOC). Novotech will code Concomitant Medications and include the Anatomical Therapeutic Chemical (ATC) classification.  The coding dictionary versions and coding procedure is set out in the DMP. Sponsor must have a current MedDRA and WHODrug licence to hold MedDRA and WHODrug coded data. Novotech personnel that code, report, or hold MedDRA and WHODrug coded data will have a current licence.

# Edit Checks to be programmed	250

Development and programming of edit check specifications In line with the protocol, applicable visit schedule and sponsor approved CRF pages.  Inclusive of mapping, CRF calculations, programmed edit checks, manual checks and EDC dynamics.

eDiary/ ePRO #Questionnaires	1

Novotech will design the electronic eDiary/ePRO/eCOA using Medidata Rave® (a validated web based EDC software system which is FDA 21 CFR Part 11 compliant). The database will be programmed using the final eDiary/ePRO/eCOA Specification. If Sponsor does not provide or define specific design specifications, Novotech will use CDISC-CDASH specifications as the database design standards.

# Vendors	2

A Data Transfer Plan will be created per vendor and transfer type for all external data. The plan will include key contact information, data format, transfer frequency, visit identification, delivery method, reconciliation and validation; includes SAS programming for reconciliation between EDC data and the external data.

External Data Transfers	Monthly
Interim Data Exports	3	Based on the sponsor or statistician need, data will be exported and sent in line with our data export SOPs.

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Biostatistics and Pharmacokinetics

Biostatistics and Pharmacokinetics	Assumptions/Responsibilities
Data/programming format	CDISC
CDISC # STDM Domains	25
CDISC# ADaM Analysis Datasets	12
Statistical Analysis Dry Run	1
Randomisation List Development	EDC Randomization System
Double programming	Yes
Final Analysis	# unique	# repeat

Listings	30	0
Tables	25	10
Figures	5	5
Statistical Activities Required for DSUR	Yes
DSUR Tables	6
DSUR Listings	6

Tables, Listings and Figures: The study data will be presented in a set of tables, listings and figures (TLFs) that will form the basis of the analyses.  Novotech will prepare the SAP and the corresponding TLF shells based on the Novotech SAP template (unless stated otherwise).  The draft SAP and TLF shells will be distributed for sponsor review and will be finalized after two review cycles.  The SAP must be approved before the programming of TLFs can commence and the SAP has to be approved before the study can be unblinded (randomized studies only).  Novotech will prepare the SAS® programs that will generate the TLF files. A repeat TLF is defined as an output that can be generated by an existing SAS® program.  Please note that the TLF counts noted above are based on the information that was available at the start of the project and may change based on the final protocol and required scope of the analysis.  A final reconciliation of the budgeted TLFs assumed above against the required TLF will be performed prior to the finalization of the SAP.

Dry Run: A dry run is an analysis of data that is conducted prior to any formal database locks/cut-off dates to ensure that the statistical programming and review activities have been completed.  The primary aim of a dry run is to reduce the review timelines the milestone database lock/cut-off.  Dry runs show what the actual TLFs will look like from a formatting/lay-out perspective, whilst also allowing for additional data review activities. Dry runs are generally performed in a blinded manner using dummy treatment and population assignments. Novotech will perform the dry run(s) in accordance with the requirements specified in the statistical analysis plan.  The TLFs will be prepared based on the analyses described in the SAP and the corresponding output shells and will go through similar review procedures as for an official analysis.  The SAS® programs that are prepared for dry runs will be re-used for the final analysis after the necessary modifications have been made. Novotech will prepare the SAS® programs that will generate the dry run TLF files. The draft TLFs will be validated and reviewed by the assigned statistician prior to being released to the sponsor for review and will be finalized after the second review cycle.  Please note that the budget is based on the assumption that the SAS® programs can be re-used for the final analysis, and as such only makes provision for the time required to generate and review the TLFs.  In the event that there are major updates to TLFs following dry run, the budget will be adjusted according to the actual scope of the changes.

Novotech will prepare a CDISC-compliant ADaM and SDTM data package(s) that will include:  ADaM: Analysis-level SAS® datasets and transport files and the define.mxl file including the supporting Analysis Data Reviewer's Guide (ADRG), as well as the Pinnacle21 validation reports.  The ADaM specification development activities will start after the statistical analysis plan have been approved, and programming will start once the SDTM datasets have been developed.  SDTM: Domain-level SAS® datasets and transport files and the define.mxl file including the supporting annotated case report form (blankcrf.pdf) and the Study Data Reviewer's Guide (SDRG), as well as the Pinnacle21 validation reports.  The SDTM specification development activities will start after the case report forms have been finalized, but programming will only start once at least 25% of the planned subjects have been enrolled. The final ADaM and SDTM data package will be sent together with the TLF package. The ADaM and SDTM data package will be based on the ADaM and SDTM Implementation Guide and Coded Terminology versions decided at the start of the study.  If required, the ADaM and SDTM specifications can be reviewed by the sponsor prior to the start of programming. ADaM and SDTM are the required standards for data submission to FDA (U.S.) and PMDA (Japan).

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Medical Writing

Medical Writing	Assumptions/ Responsibilities
Synopsis	Review and Update

Novotech’s Medical Writer will review the synopsis for completeness and compliance with all applicable ICH-GCP Standards. In collaboration with Sponsor, the synopsis will be updated based on outcomes of the review.

Protocol (excluding synopsis)	Writing

Novotech’s Medical Services will review the protocol synopsis and IB provided by the Sponsor to prepare for protocol development. Novotech or Sponsor protocol template can be utilised; inclusive of two drafts and three teleconferences with Sponsor prior to QC and finalisation. Novotech's Medical Monitor will support protocol development and provide input into the study design, eligibility criteria, visit schedule, assessments, medications etc.

Protocol development- Biostatistics input and sample size calculation	Yes
Final CSR	Yes

Novotech will write and QC the clinical study report(s) according to ICH/GCP requirements, inclusive of two drafts and three teleconferences.  Novotech's PM, Biostatistician and Medical Monitor will review the CSR. Novotech will prepare a final PDF version of the body of the CSR, which will include, Section 14 Tables and Figures, internal hyperlinking and bookmarks. Section 16 appendices will be compiled and converted to PDF format but will not be hyperlinked to the body of the CSR.

Pharmacovigilance

Pharmacovigilance	Assumptions/ Responsibilities
Safety Database Set-up and Maintenance	Yes

Novotech will setup the study in Veeva Safety and be responsible for ongoing maintenance and back-up of the safety database. Costing includes set-up, licensing and case fees. This does not cover updating the database based on changes in the protocol amendments, adding of additional countries. Novotech will review protocol/ IB for study familiarization and prepare SMP. Novotech will provide monthly safety reports with current status information on all SAE/SUSARs received for the study. For SUSARs, the monthly safety report will include information on the submission details (due date, date submission performed, submission status). Dictionaries will be updated twice in a year with each release.

SAE Management - Initial Report	8

SAE processing for initial and follow-up reports - includes receipt, acknowledgment, review for incomplete information, notification to the study team, capturing details in safety database from the SAE form, raising queries with the site and QC/MM check; includes drafting of the safety narratives for initial/FU reports. Safety narratives are required for clinical study report (CSR).

SAE Management - Follow Up Report	16
SUSAR Management - Initial Report	1

Novotech will manage the entire process flow from SAE to SUSAR generation, including preparing CIOMS/Medwatch forms (and E2B reports if required per country regulations) and safety alert letters for site notifications. Novotech will distribute each SUSAR to participating study sites.

SUSAR Management - Follow Up Report	2
DSUR Preparation and Distribution	Executive Summary

Preparation of the DSUR Executive Summary only, as required to fulfil the annual safety reporting to the Australian HREC; this includes preparing the draft and two sponsor reviews. Novotech will submit the DSUR/s to the study sites for providing to IRB/IECs

SAE Reporting to IEC/IRB and Competent Authorities	Yes	Where required per local regulation, Novotech will assist site staff to submit SAEs to the IRB/ IEC and Competent Authorities.
SUSAR Reporting to IEC/IRB and Competent Authorities	Yes

Where required per local regulation, Novotech will assist site staff to submit SUSARs and periodic reports to the IRB/ IEC. Novotech will submit SUSARs and periodic reports to the Competent Authorities in the regions noted above where Novotech is taking on regulatory responsibilities.

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Medical Monitoring

Medical Monitoring	Assumptions/ Responsibilities
Medical Monitor Location	APAC
Preparation of Medical Monitoring Plan	Yes	Novotech's Medical Monitor will prepare the MMP for the Study in accordance with the study scope, requirements and SOP in collaboration with the Sponsor.
Medical Monitoring	Yes

MM will assist in medical queries issued by EC/HA. The MM will provide medical oversight of the project per the responsibilities in the MMP from study start to finish including medical coding, review of the safety, efficacy and lab data, review of safety information and protocol deviations and attending client and investigator calls. The MM will be available during business hours and can provide emergency after hours cover for protocol related emergency queries. Any medical emergency should be managed by the investigator or treating physician.

Drug Development Consulting

Drug Development Consulting	Assumptions/ Responsibilities
IB Writing	Writing

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Schedule 2 Services Budget

Budget Summary

Direct Fees (AUD)	PA Budget
Medical Writing Start-up	[**]
Drug Development Consulting	[**]
Regulatory and Ethics	[**]
Start-up Activities	[**]
Clinical Site Management	[**]
Study Management	[**]
Data management	[**]
Biostatistics	[**]
Pharmacovigilance	[**]
Medical Monitoring	[**]
Clinical Study Report	[**]
Total Professional Fees	[**]
Discount (**%)	[**]
Total Professional Fees (with discount)	2,349,040.44
Biometrics and/or Pharmacovigilance will be delivered by our Australian team, and applicable for R&D tax rebate.
Hosting Fees (AUD)	[**]
Clinical Systems Hosting Fees	[**]
EDC Cost	[**]
Total Hosting Fees	[**]
Total Service Fees (*)	2,764,143.49
* Total Service Fees do not include inflation. Inflation will be applied annually based on CPI.
Pass-through Costs (AUD)
Pass-through Costs	[**]
Investigator Fees	[**][2]
Total Pass-through Costs	2,318,390.00
Grand Total	5,082,533.49

Novotech acknowledges and agrees that all Services to be conducted by it, under this Agreement, will be performed in Australia unless otherwise agreed by Sponsor in writing.  Also, Novotech agrees to obtain Sponsor approval for any services it intends to delegate to a third-party vendor where said vendor has explicitly informed Novotech that it does not have the ability to provide these services in Australia.

_________________________

2 The line item costs with associated specified activities have been redacted to allow the CRO and any third party service provider to maintain competitive negotiations with other sponsors.

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Detailed Budget for Services

Budget		PA Budget
Task Description	Pricing Unit	Unit Price (AUD)	Disc Unit Price (AUD)	# Units	Total Price (AUD)	Disc Total Price (AUD)
Medical Writing Start-up
Protocol Synopsis - Review and Update	Per Protocol Synopsis	[**]	[**]	[**]	[**]	[**]
Protocol writing, QC and finalisation (excluding protocol synopsis)	Per Protocol	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Drug Development Consulting
Investigator Brochure writing, QC and finalisation (Semaglutide)	Per IB	[**]	[**]	[**]	[**]	[**]
CBD IB update	Per IB	[**]	[**]	[**]	[**]	[**]
Tirzepatide IB	Per IB	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Regulatory and Ethics
IRB/EC Submission	Per Total Site	[**]	[**]	[**]	[**]	[**]
Regulatory Submissions	Per country (Reg Submission)	[**]	[**]	[**]	[**]	[**]
Regulatory Study Management and Oversight (Start-up)	Per Month (Start-Up)	[**]	[**]	[**]	[**]	[**]
Regulatory Study Management and Oversight (Recruitment, Treatment & Follow-up)	Per Month (Ex Startup & Closeout)	[**]	[**]	[**]	[**]	[**]
Informed Consent Preparation, Review and Finalisation	Per Site	[**]	[**]	[**]	[**]	[**]
Act as Local Sponsor	Per Study	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Start-up Activities
Kick-off meeting	Per Study	[**]	[**]	[**]	[**]	[**]
Team Training	Per Study	[**]	[**]	[**]	[**]	[**]
CRA Training Meeting	Per Study	[**]	[**]	[**]	[**]	[**]

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Budget		PA Budget
Task Description	Pricing Unit	Unit Price (AUD)	Disc Unit Price (AUD)	# Units	Total Price (AUD)	Disc Total Price (AUD)
Site Feasibility	Per Study	[**]	[**]	[**]	[**]	[**]
Clinical System Set Up	Per Study	[**]	[**]	[**]	[**]	[**]
Project and Operational Plans	Per Study	[**]	[**]	[**]	[**]	[**]
Site Qualification Visits (On-site)	Per QV	[**]	[**]	[**]	[**]	[**]
Phone SQVs	Per Phone QV	[**]	[**]	[**]	[**]	[**]
Investigator Meeting	Per IM	[**]	[**]	[**]	[**]	[**]
Site Contract and Budget Management	Per Site	[**]	[**]	[**]	[**]	[**]
Site Management- Start up	Per Site Per Month (Start Up)	[**]	[**]	[**]	[**]	[**]
Vendor Identification and Contracting	Per Vendor	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Clinical Site Management
Site Initiation Visits	Per SIV	[**]	[**]	[**]	[**]	[**]
Interim Monitoring Visits (Recruitment and Treatment)	Per IMV (Rec-Treat)	[**]	[**]	[**]	[**]	[**]
Remote Monitoring Visits	Per Remote IMV	[**]	[**]	[**]	[**]	[**]
Site Management (Recruitment, Treatment)	Per Site Per Month (Recruitment & Treatment) - SM	[**]	[**]	[**]	[**]	[**]
Site Management - Close-Out	Per Site Per Month (Close-Out)	[**]	[**]	[**]	[**]	[**]
Close-out Visits	Per COV	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Study Management
Project Management - Pre-Start-up	Per Month (Pre-Start-Up)	[**]	[**]	[**]	[**]	[**]
Project Management- Start Up	Per Month (Start-Up)	[**]	[**]	[**]	[**]	[**]
Project Management- Recruitment and Treatment	Per Month (Recruitment & Treatment)	[**]	[**]	[**]	[**]	[**]
Project Management- Close-out	Per Month (Close-Out)	[**]	[**]	[**]	[**]	[**]
Vendor management/communication	Per Month	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]

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Budget		PA Budget
Task Description	Pricing Unit	Unit Price (AUD)	Disc Unit Price (AUD)	# Units	Total Price (AUD)	Disc Total Price (AUD)
Data management
Database Design and Set-up	Per Set-Up Stage	[**]	[**]	[**]	[**]	[**]
Design and Program Edit Check Specifications	Per Study	[**]	[**]	[**]	[**]	[**]
External Data Set Up and Programming	Per Study	[**]	[**]	[**]	[**]	[**]
Develop Data Management Plans	Per Study	[**]	[**]	[**]	[**]	[**]
RTSM- Set Up	Per Study	[**]	[**]	[**]	[**]	[**]
Data Management- Recruitment- FU	Per Month (Recruitment, Treatment, Follow-Up)	[**]	[**]	[**]	[**]	[**]
Medical Coding	Per Month (Recruitment, Treatment, Follow-Up)	[**]	[**]	[**]	[**]	[**]
External Data Handling and Transfer	Per Month (Recruitment, Treatment, Follow-Up)	[**]	[**]	[**]	[**]	[**]
RTSM- Recruitment- Treatment	Per Month	[**]	[**]	[**]	[**]	[**]
RTSM- Close-out	Per Study	[**]	[**]	[**]	[**]	[**]
Database Lock	Per Study	[**]	[**]	[**]	[**]	[**]
Data Management- Close out	Per Month (Close-Out)	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Biostatistics
Production of SAP & TFL Shells	Per Study	[**]	[**]	[**]	[**]	[**]
Programming of TLFs- Final Analysis	Per Study	[**]	[**]	[**]	[**]	[**]
Final Statistical Analysis	Per Study	[**]	[**]	[**]	[**]	[**]
CDISC Conversion (Final)	Per Study	[**]	[**]	[**]	[**]	[**]
Biostatistics Management: Start-up	Per Month (Start-Up)	[**]	[**]	[**]	[**]	[**]
Biostatistics Management: Maintenance	Per Month (Recruitment, Treatment, Follow-Up)	[**]	[**]	[**]	[**]	[**]
Biostatistics Management: Close-out	Per Month (Close-Out)	[**]	[**]	[**]	[**]	[**]
Programming of TLFs for DSUR	Per Study	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Pharmacovigilance
Safety Database Set-up	Per Study	[**]	[**]	[**]	[**]	[**]

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Budget		PA Budget
Task Description	Pricing Unit	Unit Price (AUD)	Disc Unit Price (AUD)	# Units	Total Price (AUD)	Disc Total Price (AUD)
Safety Management Plan	Per Study	[**]	[**]	[**]	[**]	[**]
Safety Management and Periodic Reporting	Per Month (Ex. Start-Up)	[**]	[**]	[**]	[**]	[**]
SAE Management	Per SAE Report	[**]	[**]	[**]	[**]	[**]
SUSAR Management and Investigator Reporting	Per SUSAR Report	[**]	[**]	[**]	[**]	[**]
DSUR Generation and QC	Per Year	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Medical Monitoring
Monthly Oversight - Start up	Per Month (Start-Up)	[**]	[**]	[**]	[**]	[**]
Monthly Oversight - Recruitment	Per Month (Recruitment)	[**]	[**]	[**]	[**]	[**]
Monthly Oversight - Treatment	Per Month (Treatment)	[**]	[**]	[**]	[**]	[**]
Monthly Oversight - Close-out	Per Month (Close-Out)	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Clinical Study Report
Final Clinical Study Report (CSR) writing, QC and finalisation	Per CSR	[**]	[**]	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]	[**]	[**]
Medical Writing Start-up		[**]	[**]	[**]	[**]	[**]
Drug Development Consulting		[**]	[**]	[**]	[**]	[**]
Regulatory and Ethics		[**]	[**]	[**]	[**]	[**]
Start-up Activities		[**]	[**]	[**]	[**]	[**]
Clinical Site Management		[**]	[**]	[**]	[**]	[**]
Study Management		[**]	[**]	[**]	[**]	[**]
Data management		[**]	[**]	[**]	[**]	[**]
Biostatistics		[**]	[**]	[**]	[**]	[**]
Pharmacovigilance		[**]	[**]	[**]	[**]	[**]
Medical Monitoring		[**]	[**]	[**]	[**]	[**]
Clinical Study Report		[**]	[**]	[**]	[**]	[**]
Total					[**]	2,349,040.44
Discount %					[**]%
Discount $					[**]
Grand Total					2,349,040.44	2,349,040.44
* Total Service Fees do not include inflation. Inflation will be applied annually based on CPI.

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Hosting and Lab Estimate
Task Description	Pricing Unit	Unit Price (AUD)	# Units	Total Price (AUD)
Hosting Fees
Clinical Systems Hosting Fees	Per Month	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]

Pass-through Cost Estimate
Task Description	Pricing Unit	Unit Price (AUD)	# Units	Total Price (AUD)
Regulatory And IRB/IEC Submission Fees				-
HA/Competent Authority Submission (Initial)	Per Study	[**]	[**]	[**]
IRB/IEC Submission Fee (Initial)- Central	Per Study	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]
Vendor Costs
Syntro Lab	Per Study	[**]	[**]	[**]
Sonic Lab	Per Study	[**]	[**]	[**]
Safety Lab	Per Study	[**]	[**]	[**]
Courier	Per Month	[**]	[**]	[**]
Marken Fee	Per Study	[**]	[**]	[**]
Phone /Administration/ Stationery	Per Month	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]
Monitoring Costs
Travel – Transport & Accommodation	Per Visit	[**]	[**]	[**]
Parking for Local Sites	Per Visit	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]
Total Pass Through Fees		-	-	845,955.00
All pass through costs are provided as estimates only with the exception of local phone and internal stationery/photocopy fees which will be invoiced at a fixed cost of USD50 per site per month.
Details of pass through costs will be provided in Excel and be invoiced on a monthly basis using the exchange rate on the day of invoicing.

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Investigator Fees Estimate
Investigator Fee - Per Screen Fail Patient	Per Screen Fail Patient	[**]	[**]	[**]
Investigator Fee - Per Patient	Per Patient	[**]	[**]	[**]
Site Fees- Set Up	Per Site	[**]	[**]	[**]
Site Fees- Annual Administration	Per Site Per Year	[**]	[**]	[**]
Close-out and Archiving Fee	Per Site	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]

EDC Hosting Estimate
EDC Professional Services Fee -Study Conduct	Per Month (EDC)	[**]	[**]	[**]
EDC Hosting/Licensing Fees - Medidata	Per Month (EDC)	[**]	[**]	[**]
EDC Professional Services Fee (URL and Coder fee) – Medidata	Per Study	[**]	[**]	[**]
Device Service & Subscription fee	Per Study	[**]	[**]	[**]
Subtotal		[**]	[**]	[**]
Total EDC Fees		[**]	[**]	[**][3]

___________________________

3 The specified activities and associated costs have been redacted to allow the CRO and any third party service provider to maintain competitive negotiations with other sponsors.

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Schedule 3 Payment Schedule

Security Deposit

Direct Fees Security Deposit of [**]%of Total Direct Fees:

Security Payment- Direct Fees	Total (AUD)
Upon Execution of the Agreement	[**]
Total	[**]

Pass-Through Costs Security Deposit of [**]% of all Estimated Pass-through Costs:

Security Payment- Pass-Through Costs	Total (AUD)
Upon Execution of the Agreement	[**]
Total	[**][4]

__________________________

4 The percentage of the Total Direct Fees and Pass Through Costs, along with the total fee value being provided as a security deposit has been redacted to allow the CRO to maintain competitive negotiations with other sponsors.

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